Exhibit 10.7

WARRANT AGREEMENT

This Warrant Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of ____________, 2024, by and between (A) Currenc Group Inc., a Cayman Islands exempted company with limited liability (“Currenc” or the “Company”); (B) Seamless Group Inc. (“Seamless”).and (C) Pine Mountain Holdings Limited, a company organized under the laws of the British Virgin Islands, or its designated Affiliate (the the “Warrant Holder”). The Company, Seamless and the Warrant Holder are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, on August 3, 2022, InFinT Acquisition Corporation (“InFinT”) entered into a business combination agreement, which was amended by an amendment dated October 20, 2022, an amendment dated November 29, 2022 and an amendment dated February 20, 2023 (as amended and it may be further amended from time to time, collectively, the “Business Combination Agreement” or the “Transaction Agreement”), with FINTECH Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of InFinT (“Merger Sub”), and Seamless.

WHEREAS, the Business Combination Agreement provided that, among other things, Merger Sub would merge with and into Seamless, with Seamless surviving the merger as a wholly owned subsidiary of InFinT (the “merger” and the merger and the other transactions contemplated by the Business Combination Agreement, together, the “Transaction”). In connection with the Transaction, InFinT would change its corporate name to “Currenc Group Inc.”

WHEREAS, in connection with the Transaction, the Company agrees to issue, and Warrant Holder (in its capacity as purchaser) agrees to purchase certain promissory note in an aggregate principal amount of US$1,944,444 (the “Note Purchase”)

WHEREAS, pursuant to the Note Purchase, the Company has agreed to issue certain warrants to the Warrant Holder.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

23	Warrants.

23.1	Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors or Chief Executive Officer and the Chief Financial Officer, Treasurer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

23.2	Uncertificated Warrants. Notwithstanding anything herein to the contrary, any Warrant, or portion thereof, may be issued as part of, and be represented by, a Unit, and any Warrant may be issued in uncertificated or book-entry form, in each case as determined by the Board of Directors of the Company or by an authorized committee thereof. Any Warrant so issued shall have the same terms, force and effect as a certificated Warrant that has been duly issued in accordance with the terms of this Agreement.

23.3	Registration.

23.3.1	Warrant Register. The Company shall cause a warrant register (“Warrant Register”) to be maintained for the registration of original issuance and the registration of transfer of the Warrants.

23.3.2	Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is then registered in the Warrant Register (“registered holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

24	Terms and Exercise of Warrants

24.1	Warrant Price. Each whole Warrant shall entitle the registered holder thereof, subject to the provisions of the Warrant Certificate and of this Agreement, to purchase from the Company the number of Ordinary Shares stated therein, at the price per share set out in the Warrant Certificate (“Warrant Price”), subject to the adjustments provided in Section 3.

24.2	Duration of Warrants. A Warrant may be exercised only during the period commencing on the later of 45 days after the closing of the Business Combination Agreement (the “Business Combination Closing”) terminating at 5:00 p.m., New York City time on the earlier to occur of (i) five years from the Business Combination Closing, and (iii) the liquidation of the Company (“Expiration Date”). The period of time from the date the Warrants will first become exercisable until the expiration of the Warrants shall hereafter be referred to as the “Exercise Period.” Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders and, provided further that any such extension shall be applied consistently to all of the Warrants.

24.3	Exercise of Warrants.

24.3.1	Payment. Subject to the provisions of the Warrant Certificate and this Agreement, a Warrant may be exercised by the registered holder thereof by surrendering it, at the registered office of the Company with the subscription form, as set forth in the Warrant Certificate, duly executed, and by paying in full the Warrant Price for each full Ordinary Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Ordinary Shares and the issuance of such Ordinary Shares in lawful money of the United States, by good, certified check or wire payable to the Company.

24.3.2	Issuance of Ordinary Shares. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if any), the Company shall issue to the registered holder of such Warrant a certificate or certificates, or book entry position, for the number of Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant, or book entry position, for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, in no event will the Company be required to net cash settle the Warrant exercise. No Warrant shall be exercisable for cash and the Company shall not be obligated to issue Ordinary Shares upon exercise of a Warrant unless the Ordinary Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant for cash and such Warrant may have no value and expire worthless.

24.3.3	Valid Issuance. All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

24.3.4	Date of Issuance. Each person in whose name any book entry position or certificate for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant, or book entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book entry system of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book entry system are open.

24.3.5	Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2.3.5; however, no holder of a Warrant shall be subject to this Section 2.3.5 unless he, she or it makes such election. If the election is made by a holder, the Company shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Company’s actual knowledge, would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such person and its affiliates shall include the number of Ordinary Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding Ordinary Shares, the holder may rely on the number of outstanding Ordinary Shares as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the SEC as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding Ordinary Shares was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

24.3.6	Principal Market Regulation

(a)	The Company shall not issue any Ordinary Shares upon conversion of the Warrant, or otherwise pursuant to the terms of this Warrant, if the issuance of such Ordinary Shares would exceed the aggregate number of Ordinary Shares which the Company may issue upon conversion of the Warrants, or otherwise pursuant to the terms of the Warrants, without breaching the Company’s obligations under the rules or regulations of the Principal Market (the aggregate number of shares which may be issued under the Warrants and Warrants without violating such rules and regulations, including rules related to the aggregate of offerings under NASDAQ Listing Rule 5635(d), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company:

(i)	obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Ordinary Shares in excess of such amount; or

(ii)	obtains a written opinion from counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Warrant Holder.

24.3.7	If the conversion of the Warrant will result in Section 2.3.6(a) being breached, the Company shall be entitled to cut back amount of the Warrants that can be converted until such time as either the condition in Section 2.3.6(a)(i), the condition in 2.3.6(a)(ii) has been fulfilled or the Company is otherwise permitted to issue the Ordinary Shares without breaching Section 2.3.6(a). The Company shall make reasonable endeavours to procure the satisfaction of these conditions without undue delay.

25	Adjustments.

25.1	Stock Dividends; Split Ups. If after the date hereof, and subject to the provisions of this Section 3 below, the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split up of Ordinary Shares, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding Ordinary Shares.

25.2	Aggregation of Shares. If after the date hereof, the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Ordinary Shares.

25.3	Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Ordinary Shares or other shares of the Company’s capital stock into which the Warrants are convertible (an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid in respect of such Extraordinary Dividend divided by all outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend); provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment described in Section 3.1 above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (taking into account all of the outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend) and as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 3 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50.

25.4	Adjustments in Exercise Price. Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 3.1 and 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter.

25.5	Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than a change covered by Section 3.1, 3.2 or 3.3 hereof or that solely affects the par value of the Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event. If any reclassification also results in a change in the Ordinary Shares covered by Section 3.1, 3.2 or 3.3, then such adjustment shall be made pursuant to Section 3.1, 3.2, 3.3, 3.4 and this Section 3.5. The provisions of this Section 3.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

25.6	Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Holder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

25.7	No Fractional Warrants or Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number of Ordinary Shares to be issued to the Warrant holder.

25.8	Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

25.9	Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 3 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

26	Transfer and Exchange of Warrants.

26.1	Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures, in the case of certificated Warrants, properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

26.2	Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, either in certificated form or in book entry position, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants, or book entry positions, as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange therefor until the Company has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

26.3	Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant, except as part of the Units.

26.4	Service Charges. No service charge shall be made for any exchange or registration

27	Other Provisions Relating to Rights of Holders of Warrants.

27.1	No Rights as Shareholder. A Warrant does not entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any pre-emptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

27.2	Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

27.3	Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

27.4	Piggyback Registration.

27.4.1	Registration:

(a)	If the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the “Securities Act”), whether for its own account or for the account of other security holders, the Company shall give prompt written notice to the Company of its intention to do so.

(b)	Upon the written request of the Company given within 20 days after the Company provides such notice, the Company shall use its best efforts to cause all Ordinary Shares held by the Company (the “Piggyback Shares”) to be included in such registration, subject to the provisions of this Section.

27.4.2	Cutback Provision:

(a)	If the managing underwriter(s) of any underwritten public offering advise the Company in writing that the total number of securities, including the Piggyback Shares, which the Company and any other persons intend to include in the offering, exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (the “Maximum Offering Size”), then the Company shall include in such registration only that number of such securities, including the Piggyback Shares, which in the reasonable opinion of such managing underwriter(s) can be sold without adversely affecting the marketability of the offering, with such shares to be allocated pro rata among the selling shareholders according to their respective ownership of the Company’s Ordinary Shares.

27.4.3	Expenses:

The Company shall bear all expenses incurred in connection with each registration of Piggyback Shares pursuant to this Section, except for underwriting discounts, commissions, and transfer taxes applicable to the sale of the Piggyback Shares.

27.4.4	Ongoing Registration Commitment:

The Company hereby undertakes to use its best efforts to effect at least one registration of its securities under the Securities Act per calendar year, for as long as (i) the Company continue to hold any Ordinary Shares that were issued upon conversion of the Warrants, (ii) and the Company did not have the opportunity to register such shares pursuant to the prior registrations made by the Company.

28	Miscellaneous Provisions.

28.1	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Company shall bind and inure to the benefit of their respective successors and assigns.

28.2	Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or when sent by facsimile (confirmed by telephone or electronic mail), or on the day after mailing if sent by national overnight courier service or by certified or registered mail, return-receipt requested, addressed as follows:

28.2.1	if to the Company, to:

Pine Mountain Holdings Limited

Attn: Mr. LAO Wai Hong

Telephone No.: +852 6050 2130

Email: franklao@gmail.com

28.2.2	if to the Company, to:

Currenc Group Inc.

410 North Bridge Road, SPACES City Hall, Singapore 188726

Attn: Dr. HUI Ka Wah Ronnie

Telephone No.: +852 9023 3334

Email: Ronnie.hui@seamlessgroup.com

28.3	Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

28.4	Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

28.5	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

28.6	Amendment and Waiver. This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the prior written consent of the Company, Seamless and the Company.

28.7	Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

28.8	Costs and Expenses. Each party shall bear its own costs incurred in connection with this Agreement.

28.9	Entire Agreement. This Agreement and the Warrant Certificate constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

28.10	Governing Law; Arbitration. This Agreement shall in all respects be construed in accordance with and governed by Hong Kong laws, without reference to its choice of law rules. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules then in force. In the case of any Dispute, there shall be three arbitrators. The claimant(s) shall have the right to appoint one arbitrator, the respondent(s) shall have the right to appoint another arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. It shall not be incompatible with this arbitration agreement for any Party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal.

28.11	Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by the Company; provided that (i) all rights of the Company, including rights to receive a Warrant, shall automatically be assigned to any transferee of the Company, and (ii) the Company may not assign its rights or obligations under this Agreement unless the Warrant Certificate is assigned in connection therewith.

IN WITNESS WHEREOF, the undersigned has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Pine Mountain Holdings Limited:

By:
Name:
Title:

Date: _____________________________, 2024

Name in which Warrant is to be registered (if different):

Business Address:	Mailing Address (if different):

Attn: Mr. LAO Wai Hong	Attn: __________________________
Telephone No.: +852 6050 2130	Telephone No.:
Facsimile No.:	Facsimile No.:
Email: franklao@gmail.com	Email:

Currenc Group Inc.

By:
Name:
Title:

Date: _____________________________, 2024

Seamless Group Inc.

By:
Name:
Title:

Date: _____________________________, 2024

Exhibit A

Form of Warrant Certificate

Warrants

[Front]

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

Currenc Group Inc.,

(Incorporated Under the Laws of the Cayman Islands)

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that [          ], or registered assigns, is the registered holder of [          ] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase Ordinary Shares, $0.0001 par value (“Ordinary Shares”), of Currenc Group Inc., a Cayman Islands exempted company (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable Ordinary Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Exercise Price per one Ordinary Share for any Warrant is equal to $[          ] per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall be governed by and construed in accordance with the Hong Kong laws.

Currenc Group Inc.

By:
Name:
Title:

Date: _____________________________, 2024

[Back]

1	The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive [ ] Ordinary Shares and are issued or to be issued pursuant to a Warrant Agreement dated as of [ ], 2024 (the “Warrant Agreement”) between the Company and [ ] (the “Warrant Holder”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants.

2	Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

3	Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the registered office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

4	Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the Ordinary Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Ordinary Shares is current and such Ordinary Shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of the residence of the holder, except through “cashless exercise” as provided for in the Warrant Agreement.

5	The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

6	Warrant Certificates, when surrendered, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

7	Upon due presentation for registration of transfer of this Warrant Certificate a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

8	The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive [          ] Ordinary Shares and herewith tenders payment for such Ordinary Shares to the order of Currenc Group Inc.. (the “Company”) in the amount of $[          ] in accordance with the terms hereof. The undersigned requests that a certificate for such Ordinary Shares be registered in the name of [          ], whose address is [          ] and that such Ordinary Shares be delivered to [          ] whose address is [          ]. If said [          ] number of Ordinary Shares is less than all of the Ordinary Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Ordinary Shares be registered in the name of [          ], whose address is [          ] and that such Warrant Certificate be delivered to [          ], whose address is [          ].

Pine Mountain Holdings Limited:

By:
Name:
Title:

Date: _____________________________, 2024

Name in which Ordinary Shares is to be registered (if different):

Business Address:	Mailing Address (if different):

Attn: Mr. LAO Wai Hong	Attn: __________________________
Telephone No.: +852 6050 2130	Telephone No.:
Facsimile No.:	Facsimile No.:
Email: franklao@gmail.com	Email: